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     23.1  Consent of Independent Accountants

           We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-13095) of Kyzen Corporation of our report dated January 23, 1998 appearing on page 14 of this Form 10-KSB of Kyzen Corporation.



           Price Waterhouse LLP
           Nashville, TN
           March 20, 1998